Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

        The undersigned, J. David Pierson, Chairman of the Board of Directors, President and Chief Executive Officer of CPI Corp. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 8, 2003 (the “Report”).

        The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        IN WITNESS WHEREOF, the undersigned has executed this certification as of the 18th day of December, 2003.

/s/ J. David Pierson
J. David Pierson Chairman of the Board of Directors, President and Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to CPI Corp. and will be retained by CPI Corp. and furnished to the Securities and Exchange Commission or its staff upon request.